Exhibit 10.20

GEMSA Loan Number: 01-0270927

Midland Loan Number: 030288557

CONSENT AND MODIFICATION AGREEMENT

REGARDING TRANSFER OF INTERESTS

THIS CONSENT AND MODIFICATION AGREEMENT REGARDING TRANSFER OF INTERESTS (this “Agreement”) is made effective as of the 2nd day of April, 2014 (the “Effective Date”), by and among VILLAS PARTNERS, LLC, a Delaware limited liability company ("Borrower"), RYAN HANKS, an individual (“Guarantor”), and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC., MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2012-K709 (“Noteholder”).

RECITALS:

A.	Original Lender (as defined in Schedule 1, attached hereto and incorporated herein), made a loan (the “Loan”) to Borrower in the original principal amount described in the definition of the term “Note” as set forth in Schedule 2, attached hereto and incorporated herein, under the terms and provisions set forth in the Loan Documents (as defined in said Schedule 2);

B.	In connection with the securitization of the Loan, the Note and each of the Loan Documents has been duly assigned or endorsed to Noteholder;

C.	Borrower has requested that Noteholder acknowledge and consent to the Transactions (as defined in Schedule 1 hereto) ; and

D.	Noteholder hereby acknowledges and consents to the Transactions as set forth herein, subject to the terms and conditions stated below.

AGREEMENT:

In consideration of the foregoing and the mutual covenants and promises set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties to this Agreement hereby agrees as follows:

1.          Incorporation of Recitals; Defined Terms; Additional Loan Document. The foregoing recitals are incorporated herein as a substantive, contractual part of this Agreement. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in the Loan Documents. Additionally, the words “including” and “includes,” and words of similar import, shall be deemed to be followed by the phrase “without limitation”, and the words “hereof” and “hereunder,” and words of similar import, shall be deemed to refer to this Agreement as a whole and not to the specific section or provision where such word appears. This Agreement shall be an additional Loan Document as such term is used herein and in the other Loan Documents.

2.          Acknowledgment and Consent; Reservation of Rights; No Novation.

(a)          Subject to the terms and conditions of this Agreement, Noteholder hereby acknowledges and consents to each of the Transactions and waives any right to declare an Event of Default under the Loan Documents solely because of the Transactions. The acknowledgment, consent, and any waiver provided herein does not waive any other rights of the Noteholder under any federal, state, and local laws, orders, ordinances, governmental rules and regulations, and court orders (collectively, “Legal Requirements”) or under the Loan Documents and is limited to the Transactions, and nothing contained herein shall be deemed to constitute the acknowledgment, consent, or waiver of Noteholder to any other transfer, transaction, condition, circumstance, or event whatsoever for matters other than the Transactions. The acknowledgment, consent, and waiver provided herein in no way obligates Noteholder or Subservicer (as defined in Schedule 1 hereto) (or any other holder or servicer of the Loan) to provide any future acknowledgments, consents, or waivers, nor does it establish in any way a pattern or practice of dealing that Borrower or any other person or entity may rely upon for any purpose whatsoever. Without limitation, Noteholder reserves its rights under the terms of the Security Instrument (as defined in Schedule 2 hereto) and any other Loan Document to exercise all rights and remedies (including to accelerate all principal and interest and other sums and amounts payable under the Loan Documents) in the event of any subsequent sale, transfer, encumbrance or other conveyance of the Mortgaged Property or of any interest in Borrower, except as may be expressly permitted by the Loan Documents, as expressly modified hereby, without consent. No past or future delay or omission in the exercise of any right or remedy accruing to Noteholder under or in connection with the Loan Documents is intended to constitute, or shall constitute, a waiver of any right or remedy accruing to Noteholder as a result of any breach, default or Event of Default under or in connection with the Loan Documents.

(b)          Neither the execution and delivery of this Agreement, the terms and provisions hereof, nor the undertaking of any of the Transactions shall be construed to constitute a novation of the Note, any of the other Loan Documents, or the Loan.

3.          Guarantor Ratification. Guarantor hereby ratifies, reaffirms, and confirms in all respects the Guaranty (as defined in Schedule 2) and other Loan Documents executed by Guarantor, if any (collectively, the “Guaranty Documents”). Guarantor further ratifies, reaffirms and confirms in all respects, and acknowledges and agrees that it shall be bound by and liable for, all duties, obligations , responsibilities, liabilities, representations and warranties of the “guarantor” under or in connection with the Guaranty Documents and all of the terms and provisions of the Guaranty Documents , and each of the Guaranty Documents is and shall remain in full force and effect in accordance with its terms, without any waiver, amendment or modification of any provision thereof. As used in this paragraph, the term “guarantor” includes “guarantor”, “indemnitor”, and any and all other terms referring to Guarantor in the Loan Documents.

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4.          No Impairment of Lien; No Release of Borrower or any other Person; Reaffirmation and Ratification.

(a)          Nothing set forth herein shall affect the priority, validity, or extent of the liens, operation and effect of the Security Instrument and the other Loan Documents, nor release or change the liability of any Person, whether now or hereafter in existence (and any fiduciary acting in such capacity on behalf of any of the foregoing) who may now be or after the date of this Agreement may become liable, primarily or secondarily, under the Loan Documents. Without limitation, in no event shall this Agreement, the acknowledgment, consent, and any waiver given herein, or any of the Transactions or documents or agreements referenced or contemplated in this Agreement release Borrower or Guarantor from, or impair or adversely affect, any duty, obligation, liability or responsibility whatsoever under the Loan Documents, except as may be expressly set forth in this Agreement, and each of Borrower and Guarantor shall be bound by and subject to, and shall perform, abide by, and comply with, the terms and provisions of the Loan Documents applicable to such party. Except as and to the extent expressly modified by this Agreement, the Loan Documents and each of the representations, warranties, duties, obligations, and covenants thereunder remain unchanged.

(b)          Each of Borrower and Guarantor hereby ratifies, reaffirms, and confirms in all respects each of the Loan Documents, as and to the extent expressly modified by this Agreement, and each of the Loan Documents, as and to the extent expressly modified by this Agreement, is and shall remain in full force and effect in accordance with its terms, without any waiver, amendment or modification of any provision thereof.

6.          Fees and Expenses. Borrower shall pay or cause to be paid all reasonable processing, consent, transfer, and review fees of the servicers of the Loan and Noteholder, including, without limitation, a Transfer of Interest fee in the amount of one percent (1%) of the outstanding principal balance of the Loan, a Tax Administration Fee in the amount of $1,225.00, an Underwriting Fee in the amount of $3,500.00 , and a Rush Inspection Fee in the amount of $338.00, and their reasonable out-of-pocket expenses including, but not limited to, attorneys’ fees and expenses, rating agency review fees, special servicer fees, or other fees or expenses incurred or payable in connection with the Transactions, this Agreement, and the review of all documentation delivered pursuant to the terms and provisions of this Agreement or otherwise in connection with the Transactions and the acknowledgment and consent set forth herein.

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7.          Release and Indemnification.

(a)          Each of Borrower and Guarantor hereby unconditionally and irrevocably releases and forever discharges Noteholder, Subservicer, Master Servicer, and the other parties to the PSA and SSA (as such terms are defined in Schedule 1 hereto) and their respective successors, assigns, agents, directors, officers, employees, and attorneys (each, individually, an “Indemnitee” and, collectively, the “Indemnitees”), from any and all Claims (as hereafter defined) whatsoever, known or unknown, at law or in equity, originating in whole or in part, on or before the date of this Agreement, which Borrower, Guarantor, or any of their respective officers, directors, shareholders or other equity holders, agents or employees, may now or hereafter have against the Indemnitees. This release and discharge is accepted by Noteholder and Subservicer pursuant to this Agreement and shall not be construed as an admission of liability on the part of any party hereto. Each of Borrower and Guarantor hereby represents and warrants that it is the current legal and beneficial owner of all Claims released by it hereby and that it has not assigned, pledged or contracted to assign or pledge any such Claims to any Person. Further, and without limitation, each of Borrower and Guarantor acknowledges and agrees that: (i) subsequent to the execution of this Agreement, it may discover claims that are unknown or unanticipated at the time this Agreement was executed, including unknown or unanticipated claims that arose from, are based upon, or relate to, matters for which the release is given with respect to the Indemnitees in this Section 7, and that, if known on the date it executed this Agreement, may have materially affected its decision to execute this Agreement; (ii) it is assuming the risk of such unknown or unanticipated claims and that this Section 7 and this Agreement applies thereto ; and (iii) it hereby waives the benefits of any applicable statutory provision prohibiting, conditioning or restricting the release of unknown or future claims or any of the Claims being released pursuant to this Agreement, but in each case only to the extent permitted by applicable law.

(b)          Each of Borrower and Guarantor agrees to indemnify Indemnitees and defend and hold them harmless from any and all claims, losses, causes of action, costs and expenses of every kind or character incurred by or asserted against Indemnitees in connection with any one or more of: (i) this Agreement or the Transactions, or (ii) without limitation, any Claims, if and to the extent that, notwithstanding the release and discharge set forth in Section 7(a) above, any Claims are asserted against Indemnitees; provided, however, that Borrower and Guarantor shall not hereby be obligated to indemnify any Indemnitee or defend and hold any Indemnitee harmless from any such claims, losses, causes of action, costs or expenses to the extent arising out of the gross negligence, willful misconduct or fraud on the part of such Indemnitee or any Indemnitee’s failure to fulfill its obligations under this Agreement. As used in this Agreement, the term “Claims” shall mean any and all possible claims, demands, actions, fees, costs, expenses and liabilities whatsoever, known or unknown, at law or in equity, originating or arising in whole or in part on or before the date of this Agreement, which Borrower, Guarantor, or any of their respective partners, limited partners, members, officers, directors, shareholders, agents or employees, may have against the Indemnitees or any of them, and irrespective of whether any such Claims arise out of contract, tort, violation of laws, or regulations, or otherwise, arising out of or relating to the Loan or any of the Loan Documents, including, without limitation, any contracting for, charging, taking, reserving, collecting or receiving interest in excess of the highest permitted lawful rate and any loss, cost or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions, or conduct of Indemnitees, including any requirement that the Loan Documents be modified as a condition to the Transactions, but in each case only to the extent permitted by applicable law.

(c)          Each of Borrower and Guarantor acknowledges and agrees that all waivers, discharges, releases and indemnities herein contained are a material inducement for Noteholder to enter into this Agreement, and constitute an essential part of the consideration bargained for and received by Noteholder under this Agreement.

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8.          No Representations of Noteholder. Without limitation of any term or provision of the Loan Documents, the parties hereto agree that (a) Noteholder has made no representations or warranties, either express or implied regarding the Loan, the Loan Documents, the Mortgaged Property, or the Transactions, and, without limitation, has no responsibility whatsoever with respect to the Mortgaged Property or its condition, use, occupancy or status, and (b) no claims relating to the Mortgaged Property or its condition, use, occupancy or status, will be asserted against Noteholder, any servicer of the Loan, or their respective agents, employees, professional consultants, affiliated entities, successors or assigns, either affirmatively or as a defense.

9.          Representations, Warranties, and Covenants. To induce Noteholder to enter into this Agreement and to provide the acknowledgment and consent set forth herein, and without limitation of any representations, warranties, and covenants set forth in the Loan Documents, each of Borrower and Guarantor hereby makes the representations, warranties, and covenants set forth in Exhibit A, attached hereto and incorporated herein. Each of Borrower and Guarantor understands and intends that Noteholder will rely upon the representations, warranties and covenants set forth in Exhibit A.

10.         Additional Representations, Warranties and Covenants .

(a)          Each of Borrower and Guarantor hereby represents and warrants as of the Effective Date, and covenants to Noteholder that:

(i)	each of the Transactions shall be effected and consummated in accordance with the applicable terms and provisions of the Loan Documents;

(ii)	without limitation of any other terms or conditions set forth in the Loan Documents, (A) no Event of Default under the Loan Documents has occurred and is continuing, and (B) each of the conditions set forth in the Loan Documents and in that certain conditional approval letter issued by GEMSA on February 26, 2014, with respect to the Transactions and to which the Transactions are subject, has been satisfied and performed and continues to be satisfied and performed as of the Effective Date; and

(iii)	any funds being paid or contributed in consideration of the Transactions are not secured directly by an interest in Borrower or Guarantor or in the Mortgaged Property; and

(b)          Each of Borrower and Guarantor acknowledges and represents and warrants as of the Effective Date to Noteholder that it has no knowledge that any of the representations or warranties set forth in Exhibit A is not true and correct.

Each of Borrower and Guarantor understands and intends that Noteholder will rely upon its respective acknowledgments, representations, warranties, and covenants contained in this Section 10.

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11.         Modifications to Loan Documents. The Loan Documents are hereby modified and amended as and to the extent expressly set forth in Exhibit B, attached hereto and incorporated herein.

12.         Multiple Parties. If more than one person or entity has signed this Agreement as any of the parties hereto, then all references in this Agreement to such party shall mean each and all of the persons so signing, as applicable. The liability of all persons and entities signing for any party hereto shall be joint and several with all others similarly liable.

13.         Further Assurances. Each of Borrower and Guarantor agrees to perform such other and further acts, and to execute such additional documents, agreements, notices or financing statements (including any filing relating to the authority of any of the parties hereto), as Noteholder reasonably deems necessary or desirable from time to time to create, preserve, continue, perfect, validate or carry out any of Noteholder’s rights under this Agreement and/or the other Loan Documents, provided that the same does not increase the liability or obligations of any such party or decrease any rights of any party under this Agreement or the other Loan Documents.

14.         Miscellaneous.

(a)          This Agreement shall be construed according to and governed by the laws of the state where the Mortgaged Property is located, without regard to its conflicts of law principles.

(b)          If any provision of this Agreement is adjudicated to be invalid, illegal or unenforceable, in whole or in part, it will be deemed omitted to that extent and all other provisions of this Agreement will remain in full force and effect.

(c)          No change or modification of this Agreement shall be valid unless the same is in writing and signed by all parties hereto.

(d)          The captions contained in this Agreement are for convenience of reference only and in no event define, describe or limit the scope or intent of this Agreement or any of the provisions or terms hereof.

(e)          This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns.

(f)          This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

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(g)          THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS HEREBY AMENDED, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(h)          THIS AGREEMENT CONTAINS INDEMNIFICATION PROVISIONS AS SET FORTH IN SECTION 7 HEREOF.

[remainder of page is blank; signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date, with the intent that this shall be deemed an instrument under seal.

BORROWER:

VILLAS PARTNERS, LLC, a Delaware limited liability company

By:	Oak Crest Villas JV, LLC, a Delaware limited liability company, its sole member

	By:	Madison Oak Crest, LLC, a Delaware limited liability company, its manager

		By:	/s/ Ryan L. Hanks
		Name:	Ryan L. Hanks
		Title:	Manager

GUARANTOR:

/s/ Ryan Hanks
RYAN HANKS, an individual

[signatures continue on next page]

GEMSA Loan Number: 01-0270927

Midland Loan Number: 030288557

Consent and Modification Agreement

Regarding Transfer of Interests

NOTEHOLDER:

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC., MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2012-K709

By:	Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer

	By:	CBRE Capital Markets of Texas, LP, a Texas limited partnership, as Subservicer

		By:	GEMSA Loan Services, L.P., a Delaware limited partnership, as Subservicer

			By:	/s/ David Haley
			Name:	David Haley
			Title:	Managing Director

GEMSA Loan Number: 01-0270927

Midland Loan Number: 030288557

Consent and Modification Agreement

Regarding Transfer of Interests

SCHEDULE 1

CERTAIN DEFINED TERMS

“Master Servicer” means and refers to Midland Loan Services, a Division of PNC Bank, National Association, and its successors and assigns.

“Original Lender” means and refers to CBRE Capital Markets, Inc.

“Property Manager” means and refers to Brookside Properties, Inc., a Tennessee corporation.

“PSA” means and refers to that certain Pooling and Servicing Agreement dated June 1, 2012, entered into in connection with the securitization of the Loan.

“SSA” means and refers to that certain Subservicing Agreement dated June 1, 2012, entered into in connection with the securitization of the Loan.

“Subservicer” means and refers to GEMSA Loan Services, L.P.

“REIT” means and refers to Bluerock Residential Growth REIT, Inc., a Maryland corporation.

“Transaction Party” means and refers to each of Transferor and Transferee.

“Transactions” means and refers, collectively, to the transactions described below:

Transferor, an indirect owner of Borrower, is transferring all of its 93.432% membership interests in BR Oak Crest Villas, LLC, a Delaware limited liability company, the 71.9% member of Oak Crest Villas JV, LLC, a Delaware limited liability company, the sole member of Borrower, to Transferee, which is wholly-owned by Bluerock Residential Holdings, L.P., a Delaware limited partnership, whose general partner is the REIT. Following the Transactions, the organizational structure of Borrower shall be as set forth on the Post-Transactions Organizational Chart in Schedule 3 hereto.

“Transferee” means and refers to BRG Oak Crest, LLC, a Delaware limited liability company.

“Transferor” means and refers to Bluerock Special Opportunity + Income Fund II, LLC, a Delaware limited liability company.

Schedule 1 Page 1

SCHEDULE 2

LOAN DOCUMENTS

1.	Multifamily Note dated January 31, 2012, in the original principal amount of $12,380,000.00, executed, made, and delivered by Borrower to Original Lender (the “Note”);

2.	Multifamily Loan and Security Agreement dated as of January 31, 2012, by and between Borrower and Original Lender (the “Loan Agreement”);

3.	Multifamily Deed of Trust, Absolute Assignment of Leases and Rents, and Security Agreement (Including Fixture Filing), dated as of January 31, 2012, executed and delivered by Borrower to William David Jones, as trustee, for the benefit of Original Lender, recorded on January 31, 2012, as Instrument No. 2012013100232 , in Book GI 9565, Page 352, in the Official Records of Hamilton County, Tennessee (the “Security Instrument”);

4.	Guaranty dated as of January 31, 2012, executed by Guarantor for the benefit of Original Lender (the “Guaranty”);

5.	Assignment of Management Agreement and Subordination of Management Fees dated as of January 31, 2012, by and among Borrower, Original Lender and Property Manager (the “Assignment of Management Agreement ”);

6.	UCC-1 Financing Statement filed with Delaware Secretary;

7.	UCC-1 Financing Statement (Fixture Filing) filed in the Official Records of Hamilton County, Tennessee ; and

8.	All other agreements and documents evidencing, securing, or otherwise executed by, or assumed by , as the case may be, Borrower or Guarantor in connection with the Loan, including all "Loan Documents" as defined in the Loan Agreement (collectively, together with the loan documents listed and described in this Schedule 2, the “Loan Documents”).

Schedule 2 Page 1

SCHEDULE 3

POST-TRANSACTIONS ORGANIZATIONAL CHART

Schedule 3 Page 1

Villas at Oak Crest

Chattanooga, Tennessee

[PRO FORMA ORG CHART]

NOTES AND COMMENTS

Notes/Comments:

[1]	BRG Oak Crest, LLC is an SPE wholly owned by Bluerock Residential Holdings, L.P., of which the General Partner is Bluerock Residential Growth REIT, Inc, which is currently and shall advised by an affiliate majority-owned and controlled by Bluerock Real Estate, L.L.C.
[2]	Bluerock Residential Growth REIT, Inc. (“REIT”) is undertaking an underwritten public offering (“IPO” which is (a) projected to raise approximately $100MM in new, tradable Class A common stock to new investors, (b) result in issuance by the REIT of approximately $20MM of restricted Class A common stock and issuance by the REIT’s operating partnership (Bluerock Residential REIT Holdings, L.P.) of approximately $5MM of restricted limited partnership units, and (c) convert the existing investors’ shares into approximately $15 MM of restricted Class B common stock of the REIT. The restricted Class A common stock referenced in (a) above is in consideration of the contribution by Bluerock affiliates [Bluerock Special Opportunity + Income Fund I, LLC (“SOIF I”), Bluerock Special Opportunity + Income Fund II, LLC (“SOIF II”) and Bluerock Special Opportunity + Income Fund III (“SOIF III”) of their fractional ownership interests in five properties. The “Contribution Transactions” mentioned in subsection (b) are described in greater detail in the REIT’s S-11 filed with SEC on January 9, 2014.
[3]	BRG Manager, LLC is the “external manager” of the REIT. At the IPO, it will receive long Term Incentive Plan Units (“LTIP Units”) from the REIT that will be convertible to Class A Common stock over three years, and, assuming the full capitalization as noted above, it is estimated that the LTIP Units will be an approximately 2% fully diluted interest in the REIT.
[4]	Bluerock Real Estate, LLC and its owners and affiliates, in connection with the IPO, and assuming the full capitalization as noted above, will receive securities convertible into restricted Class A common stock in the REIT amounting to an approximately 2.75% fully diluted interest in the REIT.
[5]	BR-NPT Springing Entity, LLC is managed by Bluerock Real Estate LLC and owned by certain current and former Bluerock executives. BR-NPT Springing Entity, LLC will be contributing its property to the REIT’s Operating Partnership in connection with the IPO, and will be receiving the limited partnership units noted in Section 1(c) above, equivalent to, assuming the full capital as noted above, an approximately 3.5% fully diluted interest in the REIT.
[6]	Ryan Hanks (Continuing Guarantor) owns 25% of Oak Crest Investors, LLC and the remaining 75% owned by un-named, accredited investor, none with more than 25% ownership.

Schedule 3 Page 2

EXHIBIT A

REPRESENTATIONS, WARRANTIES, AND COVENANTS

To induce Noteholder to enter into this Agreement and to provide the acknowledgment and consent set forth herein, and without limitation of any representations, warranties , and covenants set forth in the Loan Documents (in each case after giving effect to this Agreement):

A.           Borrower.   Borrower hereby represents, warrants, and covenants to and with Noteholder as follows:

(i)          No Event of Default; Representations and Warranties. No Event of Default exists and no event or circumstance which with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred or exists and is continuing. The representations and warranties set forth in the Loan Documents (including this Agreement) made by Borrower are true, complete and correct in all material respects as of the date of this Agreement.

(ii)         Financial Information. The most recent financial information and information regarding the operation, leasing, and financial performance of the Mortgaged Property provided to Noteholder or Subservicer by or on behalf of Borrower were true and correct in all material respects as of the date so provided and no material adverse change in the operation, leasing, and financial performance of the Mortgaged Property has occurred since the date or expiration of the time periods to which such information relates.

(iii)       Valid First Lien. The Security Instrument is a valid first lien on the Mortgaged Property for the full unpaid principal amount of the Loan and all other amounts as stated in the Loan Documents , and each of the Loan Documents is valid, in full force and effect and enforceable in accordance with its terms.

(iv)        Insurance. The most recent insurance policies for Borrower and the Mortgaged Property provided to Noteholder or Subservicer remain in full force and effect in accordance with their terms, without any amendment or modification of any provision thereof. The Transactions do not and shall not impair or adversely affect any such insurance policies, and, following the consummation of the Transactions, such insurance policies shall continue to remain in full force and effect in accordance with their terms, without any amendment or modification of any provision thereof, un less approved by Noteholder in writing.

(v)         Property Manager. Property Manager shall not be replaced in connection with the Transactions and shall remain as the property manager with respect to the Mortgaged Property. Each of the Apartment Management Agreement dated as of March 27, 2012, between Borrower and Property Manager, and that certain Assignment of Management Agreement and Subordination of Management Fees dated of even date herewith, by Borrower and Property Manager for the benefit of Noteholder (the “New Assignment of Management Agreement”), remains and, following the Transactions, shall remain in full force and effect and enforceable i n accordance with its terms, without any amendment or modification of any provision thereof, unless approved by Noteholder in writing.

Exhibit A Page 1

(vi)        Moisture and Mold Control Plan. That certain Moisture and Mold Control Plan for the Mortgaged Property provided to Noteholder or Subservicer in connection with the Loan remains in effect at the Mortgaged Property and is in compliance with the terms of the Loan Documents.

(vii)        No Suits or Actions. There is no suit, judicial or administrative action, claim, investigation, inquiry, proceeding or demand pending (or, to Borrower’s knowledge, threatened) against any Transaction Party or the REIT, or otherwise with respect to the Transactions, that materially adversely affects, or may materially adversely affect, the validity, enforceability or priority of this Agreement or any of the other Loan Documents.

(viii)       Bankruptcy. There is no bankruptcy, receivership or insolvency proceeding pending or threatened any Transaction Party or the REIT, and none of such parties has any intention of doing any of the following within the 180 day period immediately after the Effective Date: (A) seek entry of any order for relief as debtor or under any proceeding under the Internal Revenue Code; (B) seek consent to the appointment of a receiver or trustee for itself or for all or any part of its assets; (C) file a petition seeking relief under any bankruptcy, insolvency, arrangement, reorganization or other debtor relief laws; or (D) make a general assignment for the benefit of its creditors.

B.           Borrower and Guarantor.     Each of Borrower and Guarantor hereby represents, warrants, and covenants to and with Noteholder as follows:

(i)          Valid and Binding Obligations; Enforceability; No Defenses, Offsets or Counterclaims. This Agreement constitutes the legal, valid and binding obligation of each of Borrower and Guarantor and is enforceable in accordance with its terms. Each of Borrower and Guarantor hereby represents and warrants to Noteholder that each of the Loan Documents to which it is a party or which it has assumed, as the same may be modified by this Agreement, is valid, in full force and effect and enforceable in accordance with its terms. As of the Effective Date, there are no defenses, offsets or counterclaims, legal or equitable, to, or with respect to, any term or provision of the Loan Documents.

(ii)        No Suits or Actions. There is no suit, judicial or administrative action, claim, investigation , inquiry, proceeding or demand pending (or, to any such party 's knowledge, threatened) against Borrower, Guarantor, or the Mortgaged Property that materially adversely affects, or may materially adversely affect, the validity, enforceability or priority of this Agreement or any of the other Loan Documents.

(iii)       Post-Transactions Organizational Chart.     The Post-Transactions Organizational Chart attached hereto and incorporated herein as Schedule 3 accurately and completely sets forth the organizational structure and the direct and indirect ownership interests in Borrower, and the holders thereof, as of the conclusion of the Transactions.

Exhibit A Page 2

(iv)        Consents and Approvals. Each of Borrower and Guarantor, as the case may be, has obtained the written consent or approval from any Person (including, to the extent required under any applicable organizational documents, the members, partners, independent director or manager or other Persons having a beneficial ownership interest in Borrower or Guarantor) from which consent or approval of the Transactions is required or necessary under any judgment, decree, order, mortgage, indenture, contract, lease, or agreement to which Borrower or Guarantor is a party or to which any of such parties or the Mortgaged Property is subject, including under any lease, operating agreement, partnership agreement, articles of organization or formation (or similar filings), mortgage or security instrument (other than the Loan Documents). All, if any, approvals, authorizations or other actions by, or filings with, any governmental authority required to authorize the execution and delivery of, or performance under, this Agreement by Borrower and Guarantor have been obtained, taken and/or filed, as the case may be, and the execution and delivery of, and performance under, this Agreement by each of Borrower and Guarantor will not violate, breach or constitute a default under, (i) any statute, rule, law or regulation to which any of Borrower and Guarantor are subject, (ii) any order, writ, injunction or decree of any governmental authority or any arbitral award, or (iii) any agreement or instrument to which any of Borrower and Guarantor are a party or by which they are subject.

(v)         Post-Transactions Financial Condition. Since the date of the financial statements of Borrower and Guarantor most recently provided to Noteholder or Subservicer through the Effective Date, there has been no material adverse change in the financial condition of either such party from that set forth in such financial statements.

(vi)        Organization and Existence; Authority. Borrower is a limited liability company, duly organized and validly existing and in good standing under the laws of the state of Delaware and is qualified to do business and in good standing in the state in which the Mortgaged Property is located. Each of Borrower and Guarantor has full power and authority to enter into and carry out the terms of this Agreement and, as applicable, to effect the Transactions in accordance with the terms of this Agreement.

(vii)        Bankruptcy. There is no bankruptcy , receivership or insolvency proceeding pending or threatened against Borrower or Guarantor, and neither party has any intention of doing any of the following within the 180 day period immediately after the Effective Date: (A) seek entry of any order for relief as debtor or under any proceeding under the Internal Revenue Code; (B) seek consent to the appointment of a receiver or trustee for itself or for all or any part of its assets; (C) file a petition seeking relief under any bankruptcy, insolvency, arrangement, reorganization or other debtor relief laws; or (D) make a general assignment for the benefit of its creditors.

Exhibit A Page 3

EXHIBIT B

MODIFICATIONS TO LOAN DOCUMENTS

1.          Loan Document Modifications.   The Loan Documents are hereby modified and amended as follows:

(a)	Section 7.03(c) of the Loan Agreement is hereby deleted m its entirety and replaced with the following:

“(c)	Publicly-Held Fund or Real Estate Investment Trust. If a Designated Entity for Transfers is a publicly-held fund or real estate investment trust, the public issuance of common stock, convertible debt, equity or other similar securities (“Public Fund/REIT Securities”) and the subsequent Transfer of such Public Fund/REIT Securities; provided, however, that no Public Fund/REIT Securities holder may acquire an ownership percentage of 49% or more unless otherwise approved by Lender.”

(b)	Article XII (Definitions) of the Loan Agreement is hereby modified so that the term "Assignment of Management Agreement" contained therein means and refers to the New Assignment of Management Agreement.

(c)	Exhibit H of the Loan Agreement is hereby modified by deleting the words “AS OF THE CLOSING DATE” in the heading and by deleting the organizational chart set forth therein and replacing it with the organizational chart attached hereto as Schedule 3.

(d)	Exhibit I of the Loan Agreement is hereby modified by deleting “Bluerock Special Opportunity + Income Fund II, LLC” as a Designated Entity for Transfers and adding “Bluerock Residential Growth REIT, Inc." and "BRG Oak Crest, LLC” as Designated Entities for Transfers.

(e)	The Limited Partner or Non-Managing Member Transfer Rider to the Loan Agreement is hereby modified by deleting the opening paragraph of Section 7.03(d) therein and replacing it with the following:

“(d) Limited Partner or Non-Managing Member Transfer. A direct or indirect Transfer that results in the cumulative Transfer of more than 50% and up to 100% of the (i) membership interests in BRG Oak Crest, LLC or (ii) limited partnership interests in Bluerock Residential Holdings, L.P. (“Investor Interests”) to Bluerock Residential Growth REIT, Inc. (“REIT”) or any entity wholly owned and controlled by REIT (“Investor Interest Transfer”), provided that each of the following conditions is satisfied:”

2.          Conflict or Inconsistency.    In the event of any conflict or inconsistency between the terms and provisions of the Loan Documents and terms and provisions of the modifications and amendments set forth in this Exhibit B, the terms and provisions of the modifications and amendments set forth in this Exhibit B shall govern and control.

Exhibit B Page 1